SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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 Capital Gold Corporation

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CAPITAL GOLD CORPORATION
76 Beaver Street
26th Floor
New York, NY 10005
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2005

To the Stockholders of Capital Gold Corporation:

You are cordially invited to attend the Special Meeting of Stockholders of Capital Gold Corporation (the “Company”), a Nevada corporation, to be held at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado 80401, on Friday, November 18, 2005, at 10:00 a.m. local time, for the following purposes:

1.
To approve a change in our state of incorporation from Nevada to Delaware (the “Reincorporation"), to be effected by a merger of the Company with and into Capital Gold Corporation, a newly-formed Delaware corporation and wholly-owned subsidiary of the Company (Proposal 1);

2.	To amend the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares (Proposal 2); and

3.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 5, 2005 are entitled to notice of and to vote at the meeting. Stockholders are entitled to assert dissenters’ rights with regard to Proposal 1(see the attached proxy statement).

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

By Order of the Board of Directors

New York, New York	Robert Roningen, Secretary
October 12, 2005

YOUR VOTE IS IMPORTANT
We urge you to promptly vote your shares
by completing, signing, dating and returning
your proxy card in the enclosed envelope.

PROXY STATEMENT

CAPITAL GOLD CORPORATION
76 Beaver Street
26th Floor
New York, NY 10005

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the special meeting of stockholders of Capital Gold Corporation (“Capital Gold,” the “Company,”“We” or “Us”) to be held on Friday, November 18, 2005, and at any adjournments. The accompanying proxy is solicited by our Board of Directors and is revocable by the stockholder by notifying our Corporate Secretary at any time before it is voted, or by voting in person at the special meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about October 12, 2005. Our principal executive offices are located at 76 Beaver Street, 26th Floor, New York, NY 10005, telephone (212) 344-.2785.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

Only stockholders of record at the close of business on October 5, 2005, the record date, are entitled to receive notice of, and vote at the special meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 95,969,214 shares of common stock, par value $.0001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The affirmative vote of at least a majority of the shares entitled to vote at the special meeting at which a quorum is present is necessary for approval of Proposals No. 1 and 2.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our the corporate secretary of Capital Gold at its principal offices, 76 Beaver Street, 26th Floor, New York, NY 10005, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Gifford A. Dieterle and Jeffrey W. Pritchard and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Dieterle and Pritchard and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

Capital Gold has borne the cost of preparing, assembling and mailing this proxy solicitation material. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then our Secretary shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

The votes will be tabulated and certified by our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the special meeting is a majority of the shares of common stock entitled to vote at the special meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the special meeting with respect to such matter.

Abstentions will be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Thus, broker non-vote will make a quorum more readily obtainable and will have the same effect as a vote against the proposal.

PROPOSALS TO STOCKHOLDERS

PROPOSAL 1

APPROVAL OF REINCORPORATION IN DELAWARE

General

Our Board of Directors has unanimously approved and declared advisable our reincorporation to Delaware from Nevada (the "Reincorporation"). The Reincorporation will be effected by us having a migratory merger with and into Capital Gold Corporation, a Delaware corporation and our newly-formed wholly-owned subsidiary ("CGC-Delaware"), in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"), attached hereto as Appendix A.

Upon the effective date of the Reincorporation, every outstanding share of our Common Stock will be automatically exchanged for one share of the common stock of CGC-Delaware (the "CGC-Delaware Common Stock"). The Company will cease to exist as a Nevada corporation, and CGC-Delaware will be the continuing or surviving corporation of the Reincorporation. Thus, CGC-Delaware will succeed to all of the business and operations, own all of the assets and other properties and will assume and become responsible for all of our liabilities and obligations. The Reincorporation, therefore, will not involve any change in our business, properties or management. The name of the surviving company will be Capital Gold Corporation (Delaware). The persons serving as officers and directors of the Company will serve as the officers and directors of CGC-Delaware after the Reincorporation.

Our Board caused the formation of CGC-Delaware as a wholly-owned subsidiary of the Company for the sole purpose of the Reincorporation. The only activities that CGC-Delaware will engage in prior to the Reincorporation are formation and organizational matters.

Our Board has the right to determine not to proceed with the Reincorporation even if the Reincorporation is approved by stockholders.

Purpose of Merger and Reincorporation

The purpose of the Reincorporation is to change the state of incorporation and legal domicile of the Company from Nevada to Delaware. The Company has applied for and received approval of the listing of its common stock for trading on the Toronto Stock Exchange (the “TSX”), subject to the satisfaction of certain conditions. One of these conditions is the implementation of changes to our corporate charter to improve the Company’s overall corporate governance and enhance the protections available to our stockholders. The TSX has confirmed that the Reincorporation into Delaware will satisfy its condition in this regard. Accordingly, our Board of Directors believes that the change in the domicile would be in the best interests of the Company and our stockholders as it will allow the Company to pursue a listing of its shares on the TSX. In addition, our Board of Directors took into consideration that, while as explained herein that there are not significant differences between the Delaware General Corporation Law (the "DGCL") and the Nevada General Corporation Law (the "NGCL"), there is greater certainty in application and interpretation of the DGCL because of substantially more court decisions under and legal articles on the DGCL. This certainty should provide us with greater predictability with respect to corporate legal matters and allow us to be managed more efficiently. Further, based upon the large number of public companies incorporated in Delaware, being a Delaware corporation may facilitate future financings and investor recognition.

Our Board of Directors believes that these advantages are significant and justify the Reincorporation.

Authorized Shares of Stock

Our authorized capital stock currently consists of 150,000,000 shares of Common Stock, par value $.0001 per share. In Proposal 2, our stockholders are asked to amend our Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000. CGC-Delaware currently has authorized 150,000,000 shares of Common Stock, $.0001 par value. If Proposals 1 and 2 are approved by our stockholders, CGC-Delaware’s authorized capital will be increased to 200,000,000 shares. Our outstanding options and warrants will become exercisable for shares of CGC-Delaware Common Stock on their respective same terms and conditions.

Exchange of the Stock

Assuming stockholder approval of this Proposal 1, as soon as the Reincorporation becomes effective, each outstanding share of our Common Stock will automatically convert into and be exchangeable for one share of CGC-Delaware Common Stock.

Stockholders do not need to take any action to exchange their stock certificates for CGC-Delaware stock certificates. Upon completion of the Reincorporation, we will send a notice to all stockholders as of the effective date of the Reincorporation, notifying them of the completion and advising them how to exchange their certificates of shares of the Company's Common Stock for CGC-Delaware stock certificates, should they want to do so. Stockholders should not destroy their old certificates. After the Reincorporation, stockholders may continue to make sales or transfers using their old Company stock certificates. New certificates will be issued representing shares of CGC-Delaware Common Stock for transfers occurring after the Reincorporation. On request, we will issue new certificates to anyone who holds old Company stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements, including proper endorsement and signature guarantee, if required.

Transferability of Shares

Stockholders whose shares of our Common Stock are freely tradable before the Reincorporation will own shares of CGC-Delaware Common Stock that are freely tradable after the Reincorporation. Similarly, any stockholders holding securities with transfer restrictions before the Reincorporation will hold shares of CGC-Delaware Common Stock that have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act, those who hold CGC-Delaware stock certificates will be deemed to have acquired their shares on the date they originally acquired their Company shares.

After the Reincorporation, CGC-Delaware will continue the Company's status as a reporting issuer under the Securities Exchange Act of 1934 and a publicly held company, and, like the Company's shares, shares of CGC-Delaware Common Stock will be quoted on the OTC Bulletin Board, however under a different trading symbol and CUSIP number. Upon the Reincorporation, we will issue a press release announcing the new trading symbol and other information about the stock trading. CGC-Delaware will also file periodic reports and proxy material with the SEC and provide to its stockholders the same types of information that we previously filed.

Federal Income Tax Consequences of the Reincorporation

The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. Stockholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

The following discussion sets forth the principal U.S. federal income tax consequences of the Reincorporation to the Company stockholders who hold their shares as a capital asset. It does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

The following disclosure is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our stockholders under state, local and foreign laws. We have neither requested nor received a tax opinion from legal counsel with respect to the consequences of the Reincorporation. No rulings have been or will be requested from the Internal Revenue Service with regard to the consequences of Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of our capital stock (other than those who seek their statutory appraisal rights) as a result of consummation of the reincorporation, and no gain or loss will be recognized by us. You will have the same basis in the CGC-Delaware Common Stock received by you pursuant to the Reincorporation as you have in our shares held by you at the time the Reincorporation is consummated. Your holding period with respect to CGC-Delaware Common Stock will include the period during which you held the corresponding Company Common Stock, provided the latter was held by you as a capital asset at the time of consummation of the Reincorporation was consummated.

Accounting Treatment

In accordance with generally accepted accounting principles, we expect that the Reincorporation will be accounted for as a reorganization of entities under common control and recorded at historical cost.

Regulatory Approvals

The Reincorporation will not be consummated until after stockholder approval. We will obtain all required consents of governmental authorities, including the filing of a Certificate of Merger with the Secretary of State of the State of Nevada and the filing of a Certificate of Merger with the Secretary of the State of Delaware.

Significant Changes Caused By the Reincorporation

The following discussion briefly summarizes some of the changes resulting from the Reincorporation and the significant differences between the corporate laws of Delaware and the corporate laws of Nevada and does not purport to be a complete statement of such laws. If the Reincorporation proposal is approved, Delaware law will govern and the certificate of incorporation and by-laws in effect would be those of CGC-Delaware, a Delaware corporation.

-- Fiduciary Duties of Directors

Both Delaware and Nevada law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

With respect to fiduciary duties, Nevada corporate law may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

Under Delaware corporate law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control. Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation's best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada corporate law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders' right to vote for or remove directors.

-- Anti-Takeover Laws

Section 203 of the DGCL contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its Certificate of Incorporation or by-laws. Section 203 prohibits a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if any of the following conditions are met:

•
the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

•
after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•
at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation's stock if it was as a result of action taken solely by the corporation.

Nevada corporate law contains certain "anti-takeover" provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its Articles of Incorporation or by-laws. Nevada corporate law prohibits a corporation from engaging in any "business combination" with any person that owns 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets. The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

-- Dividend Rights and Repurchase of Shares

Under the DGCL, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

•	the corporation would be unable to pay its debts as they become due in the usual course of business; or

•
the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

The board of directors of a Nevada corporation may base the above determination on financial statements prepared on the basis of accounting principals, fair valuation, including without limitation unrealized appreciation or depreciation, or any other method that is reasonable under the circumstances.

-- Liability of Directors and Officers

The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of CGC-Delaware includes such a provision.

The NGCL permits a corporation to adopt any provision in its Articles of Incorporation that are not contrary to the laws of Nevada, and there is no restriction on a corporation's ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proved that:

•	his act or failure to act constituted a breach of his fiduciary duties; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

Both our certificate of incorporation and the CGC-Delaware certificate of incorporation contain the above permissible limitations on liability of their respective corporate officers and directions.

-- Indemnification of Directors and Officers

Both Delaware and Nevada, in a substantially similar manner, permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful.

-- Annual Meetings

Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the NGCL, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

-- Adjournment of Stockholder Meetings

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Under the NGCL, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

-- Amendments to By-laws

Under the DGCL, by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

The NGCL provides that the board of directors of a corporation may make the by-laws, but that such by-laws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt by-laws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt by-laws superseding those adopted by the board of directors.

-- Interested Director Transactions

Under the DGCL, contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved. Under the DGCL, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

The NGCL does not automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Nevada corporate law, a contract or transaction may not be voided solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

-- Removal of Directors

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. However, if the corporation has a classified board, directors may only be removed without cause if the certificate of incorporation so provides. Neither the Company nor Capital Gold-Delaware has a classified board.

A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of two-thirds of the voting power of the then outstanding shares entitled to vote in an election of directors.

-- Stockholders' Rights to Examine Books and Records

The DGCL provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation's books and records for a proper purpose reasonably related to such person's interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order.

The NGCL permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders' list, Articles of Incorporation or by-laws, if the stockholder gives at least five business days' prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders' lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation's outstanding shares the right, upon at least five days' written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

-- Duration of Proxies

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under the NGCL, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

-- Differences in Franchise Taxes

Nevada does not have a corporate franchise tax. After the merger contemplated by the Reincorporation Proposal is accomplished, we will pay annual franchise taxes to Delaware. The Delaware franchise tax is based on a formula involving the number of authorized shares or the asset value of the corporation, whichever would impose a lesser tax.

Blank Check Stock

The certificates of incorporation of both the Company and CGC-Delaware authorize their respective Boards of Directors to issue shares of stock in series with such preferences as designated at the time of issuance. Our Board of Directors does not currently intend to seek stockholder approval prior to any issuance of a new class or series of stock if the Reincorporation Proposal is approved, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to CGC-Delaware and its stockholders. The Board of Directors has never issued, and has no current intentions to issue, any new class or series of stock. Should the Board of Directors determine to issue a new class or series of stock, it will only do so upon terms which the Board deems to be in the best interests of CGC-Delaware and its then stockholders.

It should be noted that the voting rights and other rights to be accorded to any unissued series of stock of CGC-Delaware remain to be fixed by the Board. Accordingly, if the Board of Directors so authorizes, the holders of a new series of stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions, might be given a disproportionately large number of votes or might be given preferences in dividend payment, liquidation or other rights. Such new series of stock could also be convertible into a large number of shares of CGC-Delaware Common Stock under certain circumstances or have other terms that might make acquisition of a controlling interest in CGC-Delaware more difficult or more costly, including the right to elect additional directors to the Board of Directors. Potentially, a new series of stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of CGC-Delaware. Also, a new series of stock could be privately placed with purchasers who might side with the management of CGC-Delaware opposing a hostile tender offer or other attempt to obtain control.

Appraisal Rights And Procedures

Under Sections 92A.300 to 92A.500, inclusive, of the NGCL, any holder of our Common Stock who does not wish to become a stockholder of CGC-Delaware may seek to receive the appraised value (exclusive of any element of value arising from the accomplishment or expectation of the Reincorporation) for, his shares of Company Common Stock, judicially determined, in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Sections 92A.300 to 92A.500, inclusive, of the NGCL. However, we have the right to terminate the Reincorporation, if, in our Board’s sole judgment, the holders of too many of our outstanding shares of Common Stock exercise their appraisal rights.

Ensuring the perfection of your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination or waiver of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Sections 92A.300 to 92A.500, inclusive, of the NGCL for the complete procedure. We will not give you any notice other than as described in this Proxy Statement and as required by the NGCL. A copy of Sections 92A.300 to 92A.500, inclusive, of the NGCL is attached as Appendix B to this Proxy statement.

If you elect to dissent, you must deliver to the Company in a written notice of dissent stating that you intend to demand payment for your shares if the Reincorporation is consummated. This notice must be delivered to the Company prior to the time that the vote is taken with respect to the Reincorporation Proposal.

If you vote to approve the Reincorporation Proposal, you may not seek your right to appraisal.

IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

Recommendation and Required Vote

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal No. 1.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
INCREASING THE AUTHORIZED COMMON STOCK FROM
150,000,000 SHARES TO 200,000,000 SHARES

Our Board of Directors, subject to approval of our stockholders, authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares of capital stock from 150,000,000 to 200,000,000. If this proposal is approved by our stockholders, we will file an amendment to our Articles of Incorporation with the Nevada Secretary of State. A copy of that amendment is attached hereto as Appendix C.

If Proposal 1 also is approved by stockholders and the Board of Directors effectuates the Reincorporation into Delaware, we will amend the certificate of incorporation of Capital Gold Corporation (Delaware), rather than our Articles of Incorporation.

As of October 5, 2005, we had approximately 95,969,214 shares of Common Stock outstanding and approximately 51,063,367 shares reserved for future issuance under outstanding options, warrants and our mandate with Standard Bank Plc., leaving only approximately 2,967,419 shares of Common Stock available for future issuances.

Our Board of Directors believes that the proposed increase in authorized common shares will benefit the Company by providing flexibility to issue Common Stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be listed or quoted.

We have no current plans, proposals or arrangements to issue additional shares at this time. We anticipate that we will need to raise additional funds to comply with the requirements to obtain the funding from Standard Bank Plc. and to commence mining operations at our El Chanate project. Although we do not have specific plans with regard to obtaining additional funds, we anticipate that it will involve the sale of our common stock. In addition, to comply with the conditions for listing of our Common Stock on the TSX, we will need to attract independent directors. We will need additional shares for issuance upon grants of stock or options to such independent directors.

This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares or change the relative rights and limitations of the shares of common stock. The terms of the additional shares of capital stock will be identical to those of the currently outstanding shares of common stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. In addition, our Board of Directors could issue large blocks of Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Recommendation and Required Vote

The affirmative vote of at least a majority of the issued and outstanding shares as of the record date eligible to vote is necessary for approval of Proposal No. 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 5, 2005, the number and percentage of outstanding shares of common stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;
•	each of our Directors and the Named Executives; and
•	all of our officers and Directors as a group.

As of the foregoing date, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which such person has the right to acquire within 60 days of October 5, 2005. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares common stock which they beneficially own. Unless otherwise noted, the address of each of the principal stockholders is care of us at 76 Beaver Street, 26th floor, New York, NY10005.

Name and
Address of	Amount & Nature
Beneficial	of Beneficial	Approximate
Owner	Ownership	Percentage(1)(2)

Gifford A. Dieterle*	2,650,000(2)	2.7%

Jack Everett*	1,000,000	1.0%
534 Observatory Drive
Colorado Springs, CO 80904

Robert Roningen*	2,200,000 (2)(3)	2.3%
2955 Strand Road
Duluth, MN 55804

Jeffrey W. Pritchard*	956,354(2)	1.0%

Roger A Newell*	1,477,273(2)	1.5%
1781 South Larkspur Drive
Golden, CO 80401

Scott Hazlitt*	1,025,000(2)	1.1%
949 F Street
Salida. CO 81201

RAB Special Situations
(Master) Fund Limited	17,600,000(4)	16.9%
1 Adam Street
London, WC2N 6LE, UK

SPGP	20,370,000(5)	19.3%
17, Avenue Matignon
75008 Paris, France

Caisse de Depot et Placement
du Quebec	5,280,000(6)	5.4%
1000, place Jean-Paul-Riopelle
Montréal, Québec, H2Z 2B3

All Officers and
Directors as a
Group (6)	9,308,627(2)(3)	9.3%
_________________________________

* Officer and/or Director of Capital Gold.

(1)	Based upon 95,969,214 shares issued and outstanding as of October 5, 2005.

(2)
For Messrs. Dieterle, Roningen, Pritchard, Newell and Hazlitt, includes, respectively, 1,500,000 shares, 750,000 shares, 622,727 shares, 750,000 shares and 325,000 shares issuable upon exercise of options and/or warrants.

(3)	Includes shares owned by Mr. Roningen’s wife and children.

(4)
The shares are held of record by Credit Suisse First Boston LLC. Includes shares issuable upon exercise of warrants to purchase an aggregate of 8,000,000 shares. The warrants are not exercisable if, as a result of an exercise, the holder would then become a “ten percent beneficial owner” of our common stock, as defined in Rule 16a-2 under the Securities Exchange Act of 1934. The Approximate Percentage column takes into account the shares issuable upon exercise of these warrants. We have been advised that William P. Richards is the Fund Manager for RAB Special Situations (Master) Fund Limited, with dispositive and voting power over the shares held by RAB Special Situations (Master) Fund Limited.

(5)
Includes shares issuable upon exercise of warrants to purchase an aggregate of 9,600,000 shares. We have been advised that Guy-Philippe Bertin, Fund Manager, is a natural person with voting and investment control over shares of our common stock beneficially owned by SPGP.

(6)
The shares are held of record by Fiducie Desjardins. Includes shares issuable upon exercise of warrants to purchase an aggregate of 2,400,000 shares. We have been advised that Francois Perron has dispositive power and Anne Genevieve Beique has voting power over the shares held by Caisse de Depot et Placement du Quebec.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended July 31, 2004 and 2003, we paid Roger Newell $62,000 and $60,000, respectively, for professional geologist and management services rendered to us plus expenses. In addition, during the fiscal year ended July 31, 2003, we paid Mr. Newell a bonus of $35,000. During the fiscal years ended July 31, 2004 and 2003, we paid Scott Hazlitt $96,000 per year, for professional geologist and mine management services rendered to us, plus expenses. In addition, during the fiscal year ended July 31, 2003, we paid Mr. Hazlitt a bonus of $10,000. During the fiscal years ended July 31, 2004 and 2003, we paid Jack Everett consulting fees of $47,600 and $42,000, respectively. In addition, during the fiscal year ended July 31, 2003, we paid Mr. Everett a bonus of $35,000. During the fiscal year ended July 31, 2004 and 2003, we paid Robert Roningen legal fees of $6,900 and $2,300, respectively. In addition, during the fiscal year ended July 31, 2003, we paid Mr. Roningen a bonus of $10,000.

In May 2004, we issued 250,000 common stock options each to Messrs. Dieterle, Roningen, Pritchard, Everett and Newell exercisable at $.22 per share expiring on May 25, 2007.

At July 31, 2003 we had outstanding salary advances of $10,020 to an officer/director. Subsequent to July 31, 2003, we made additional salary advances to this officer of $9,000. The officer agreed to transfer his net paychecks to us until such time as all salary advances have been exhausted. All such advances were subsequently repaid.

On October 29, 2002, we issued to Scott Hazlitt options to purchase 400,000 shares that expire on March 15, 2005 and are exercisable at $.22 per share, and options to purchase 300,000 shares that expire on February 1, 2007 and are exercisable at $.22 per share. The exercise prices of these options were subsequently reduced to $.05. The options to purchase 400,000 shares were exercised in February 2005.

On May 28, 2005, Roger Newell exercised 227,273 outstanding options at $0.22 per share.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company’s 2005 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Capital Gold Corporation, 76 Beaver Street, 26th Floor, New York, NY 10005 no later than October 31, 2005. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals No. 1 and 2.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

New York, New York	Robert Roningen, Secretary
October 12, 2005

Appendix A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

AGREEMENT, dated as of September 26, 2005 (this "Agreement"), between CAPITAL GOLD CORPORATION, a Nevada corporation ("CGC-Nevada"), and CAPITAL GOLD CORPORATION, a Delaware corporation ("Delaware Newco"), a wholly-owned subsidiary of CGC-Nevada. CGC-Nevada and Delaware Newco are sometimes referred to herein collectively as the "Constituent Corporations."

W I T N E S S E T H:

WHEREAS, Delaware Newco was incorporated in the State of Delaware on September 23, 2005 as a wholly-owned subsidiary of CGC-Nevada; and

WHEREAS, the Board of Directors of CGC-Nevada believes that it is in the best interest of CGC-Nevada to reincorporate in the State of Delaware by merging with and into Delaware Newco pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and undertakings herein given and other good and valuable consideration, the parties hereto agree, in accordance with the applicable provisions of the statutes of Nevada and Delaware, respectively, which permit such merger, CGC-Nevada shall be, and hereby is, merged with and into Delaware Newco, at the Effective Time (as herein defined), and that the terms and conditions of the merger hereby agreed to (the "Merger") shall be as hereinafter set forth:

ARTICLE ONE
Principal Terms of Merger

Section 1.01. Merger. At the Effective Time (as herein defined), CGC-Nevada shall merge with and into Delaware Newco provided that this Agreement has not been terminated pursuant to Section 4.02 herein.

Section 1.02. Effective Time of Merger. The Merger shall become effective as of the completion of all filing requirements specified in Sections 4.03 and 4.04 of this Agreement, and such date and time is hereinafter referred to as the "Effective Time."

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ARTICLE TWO
Certificate of Incorporation, By-Laws and Directors

Section 2.01. Certificate of Incorporation. The Certificate of Incorporation of Delaware Newco in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of Delaware Newco, to remain unchanged until amended as provided by law. Notwithstanding the foregoing, if, prior to the Effective Time, the stockholders of CGC-Nevada approve an increase in the authorized shares of Old Common Stock (as defined below) from 150,000,000 shares, $0.0001 par value, to 200, 000,000 shares, $0.0001 par value, then the first paragraph of Article “FOURTH” of the Corporation’s Certificate of Incorporation shall be amended, and, as amended, shall read as follows:

“The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 200,000,000 shares at a par value of $.0001 per share. All Stock when issued shall be fully paid and non-assessable.”

Section 2.02. By-Laws. The By-Laws of Delaware Newco in effect at the Effective Time of the Merger shall be the By-Laws of Delaware Newco, to remain unchanged until amended as provided by law.

Section 2.03. Directors. CGC-Nevada shall elect as directors of Delaware Newco those individuals who are the current directors of CGC-Nevada, and such persons shall serve as directors of Delaware Newco for the terms as specified upon their initial election.

ARTICLE THREE
Exchange and Cancellation of Shares

Section 3.01 Exchange and Issuance. At the Effective Time of the Merger, all issued and outstanding shares of CGC-Nevada common stock, $.0001 par value (the "Old Common Stock"), prior to the Effective Time of the Merger, shall be exchanged for Delaware Newco shares on a one for one basis and the corporate existence of CGC-Nevada shall cease. Shares of Delaware Newco's common stock, par value $.0001 per share (the "New Common Stock"), shall be issued to the stockholders of CGC-Nevada as a result of the Merger as herein provided.

Section 3.02. The Surviving Corporation Stock. Each share of Old Stock which is outstanding prior to the Effective Time of the Merger shall be converted into one (1) issued and outstanding share of New Stock and, from and after the Effective Time of the Merger, the holders of all of said issued and outstanding shares of Old Common Stock shall automatically be and become holders of shares of New Common Stock upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

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Section 3.03. Cancellation of Old Stock. After the Effective Time of the Merger, each holder of record of any outstanding certificate or certificates theretofore representing shares of Old Common Stock, may surrender the same to the Company's transfer agent for same, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of shares of New Common Stock calculated on the basis described in Section 3.02. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented one or more shares of Old Common Stock shall be deemed for all corporate purposes to evidence ownership of a number of shares of New Common Stock, calculated on the basis described in Section 3.02. Upon the surrender of a certificate or certificates representing shares of Old Common Stock, a proper officer of Delaware Newco shall cancel said certificate or certificates.

ARTICLE FOUR
Adoption and Termination

Section 4.01. Submission to Vote of Stockholders. This Agreement shall be submitted to the stockholders of CGC-Nevada and Delaware Newco, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by said stockholders of CGC-Nevada and Delaware Newco, respectively, in accordance with the requirements of the laws of the States of Nevada and Delaware, respectively.

Section 4.02. Termination of Agreement. Anything herein or elsewhere to the contrary notwithstanding, the Board of Directors of CGC-Nevada may terminate this Agreement and the Merger may be abandoned by an appropriate resolution at any time prior to the Effective Time of the Merger if, in the Board of Directors’ sole judgment, the holders of too many Old Common Stock exercise their appraisal rights under the Nevada General Corporation Law or should such Board of Directors otherwise believe that the Merger is not in the best interests of CGC-Nevada.

Section 4.03. Filing of Certificate of Merger in the State of Nevada. As soon as practicable after the requisite stockholder approval referenced in Section 4.01 herein, the Certificate of Merger to effectuate the terms of this Agreement shall be executed and signed on behalf of each of the Constituent Corporations and thereafter delivered to the Department of State of the State of Nevada for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.02 herein.

Section 4.04. Filing of Certificates of Merger in the State of Delaware. As soon as practicable after the requisite stockholder approval referenced in Section 4.01 herein, a Certificate of Merger to effectuate the terms of this Agreement shall be executed by each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Delaware for filing and recording in accordance with applicable law, unless this Agreement has been terminated pursuant to Section 4.02 herein.

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ARTICLE FIVE
Effect of Merger

Section 5.01. Effect of Merger. At the Effective Time of the Merger, the Constituent Corporations shall be a single corporation, which shall be Delaware Newco, and the separate existence of CGC-Nevada shall cease except to the extent provided by the laws of the States of Nevada and Delaware. Delaware Newco shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choices in action, and all and every other interest of, or belonging to, or due to each of the Constituent Corporations, shall be taken and deemed to be vested in Delaware Newco without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. Delaware Newco shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. Delaware Newco shall assume any stock option or similar employee benefits plan of CGC-Nevada, and all warrants and other contractual rights of CGC-Nevada for the issuance of shares of the Old Common Stock, and such issuances or reserves for issuances shall be of shares of New Common Stock and on an as-exchanged basis as set forth in Section 3.01 hereof.

ARTICLE SIX
Post Merger Undertakings

Section 6.01 Service of Process. Delaware Newco hereby agrees that it may be served with process within the State of Delaware in any proceeding for the enforcement of any obligation of CGC-Nevada and in any proceeding for the enforcement of the rights of any dissenting stockholder of CGC-Nevada.

Section 6.02 Authorization of Service of Process. Delaware Newco hereby authorizes service of process on it pursuant to Section 6.01 herein by registered or certified mail return receipt requested to its principal office as set forth in the Certificate of Merger to be filed pursuant to Section 4.04 herein or as changed by notice to the Secretary of State of the State of Delaware.

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ARTICLE SEVEN
Miscellaneous

Section 7.01 Further Actions. Each of the Constituent Corporations shall take or cause to be taken all action, or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Nevada and Delaware to consummate and make effective the Merger following approval of the Merger by the stockholders of CGC-Nevada in accordance with the laws of said States.

Section 7.02. Amendments. At any time prior to the Effective Time of the Merger (notwithstanding any stockholder approval), if authorized by their respective Board of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this section shall be validly and sufficiently authorized for the purposes of this Agreement if signed on behalf of each of the Constituent Corporations by a person authorized to sign this Agreement.

Section 7.03. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors have caused this Agreement and Plan of Merger to be executed by an authorized officer of each party hereto on the date above first written.

CAPITAL GOLD CORPORATION
(a Delaware corporation)

By:	/s/ Gifford A. Dieterle

Gifford A. Dieterle, President

CAPITAL GOLD CORPORATION
(a Nevada corporation)

By:	/s/ Gifford A. Dieterle

Gifford A. Dieterle, President

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Appendix B

Sections 92A.300 to 92A.500, inclusive, of the NGCL

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

1

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

2

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

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NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

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NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

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NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

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2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of Subject Corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.  (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

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Appendix C

Articles of Amendment to Articles of Incorporation (Nevada)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: CAPITAL GOLD CORPORATION.

2. The articles have been amended as follows (provide article numbers, if available):

Article V - Stock is amended and, as amended, reads as follows:

“ARTICLE V - STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000 shares at a par value of $.0001 per share. All Stock When issued shall be fully paid and non-assessable.

No holder of Shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, at its discretion, by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of Common Stock of the Corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board at its discretion may determine.

Each share of Common Stock shall be entitled to one vote at Stockholders meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_________________________.

4. Officer Signature (required): ____________________________________________________
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/

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CAPITAL GOLD CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
November 18, 2005

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gifford A. Dieterle and Jeffrey W. Pritchard and each of them, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado 80401, on Friday, November 18, 2005, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Capital Gold Corporation (the “Company”) the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.
Proposal No.1- Approval of a change in the Company’s state of incorporation from Nevada to Delaware, to be effected by a merger of the Company with and into Capital Gold Corporation, a newly-formed Delaware corporation and wholly-owned subsidiary of the Company.

☐	For	☐	Against	☐	Abstain

2.	Proposal No.2- Amendment of the Company’s certificate of incorporation to increase the authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares.

☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL OF THE PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

 SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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